EXHIBIT 10.5

Agreement for Additional Paid in Capital

This agreement (“Agreement”) is entered into as of this 24th day of July, 2013 (the “Effective Date”), by and between Equisource Hotel Fund I, LLP (“Company”) and Equisource Management, LLC (“Purchaser”);

R E C I T A L S:

A.	Purchaser, who is the General Partner of the Company, wishes to maintain a capital account balance of a minimum of $50,000 in the Company;
B.
As a condition of certain state securities regulations, the General Partner must maintain a capital account balance at a minimum of $50,000 until the Company is no longer a “development stage” company; and

C.	As of the date of this Agreement, the Purchaser maintains a capital account balance of $15,500.

NOW THEREFORE, in reliance on the foregoing recitals and in consideration of the mutual covenants and undertakings contained herein and subject to and upon the terms and conditions hereinafter set forth, the parties hereto agree as follows:

Investment of Additional Capital.  Purchaser hereby agrees to invest additional capital into the company upon the terms and conditions specified herein.

Investment Amount.  The General Partner shall pay to the Company thirty four thousand, five hundred dollars ($34,500) payable by check at the Closing (as defined herein).

Closing.  Delivery of and payment for the Shares (the “Closing”) shall take place at the offices of Company any time prior to the delivery of the funds from the Company’s escrow account (“Escrow Account”) maintained at Citibank and with its escrow agent being VStock Transfer (“Escrow Agent”) or such other date, place and time as may otherwise be agreed upon in writing by the parties hereto (the “Closing Date”).

Delivery, Payment and Exchange.  At the Closing, (a) Company shall deliver to Purchaser a bank statement from the Escrow Agent that the Escrow Account has a current balance of $1,000,000 or greater that is to be delivered to the Company within the terms and conditions as expressed in the agreement between the Escrow Agent and the Company (“Escrow Agreement”), and (b) Purchaser shall deliver to Seller a check in the amount of the Investment Amount.

Escrow Agreement. This Agreement shall become an exhibit to the Escrow Agreement and the performance of duties herein described for the Company and the General Partner shall become a condition precedent for funds in the Escrow Account to be released to the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

/s/ Andrew Jolley
Andrew Jolley,
Equisource Management, LLC

/s/ Andrew Jolley
Andrew Jolley,
Equisource Hotel Fund I, LLP

Acknowledged by:

/s/ Yoel Goldfeder
Yoel Goldfeder,
VStock Transfers, Escrow Agent